EXHIBIT 5.1


                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]




   (713) 758-2222                                               (713) 758-2346



                                       June 1, 1998

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391

Ladies and Gentlemen:

         We acted as counsel to Halliburton Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which Registration Statement relates to the offering, sale and delivery of (i) an aggregate of up to 1,000,000 shares of the Company's common stock, par value $2.50 per share (the "Shares"), pursuant to the Halliburton Profit Sharing and Savings Plan and the Brown & Root, Inc. Employees' Retirement and Savings Plan (the "Plans"), and (ii) the interests of participants in the Plans (the "Interests").

         Before rendering this opinion, we have such certificates, instruments and documents and reviewed such questions of law as we considered necessary or appropriate for the purposes of this opinion. In addition, we relied as to factual matters on certificates or other communications of officers of the Company.

         Based upon the foregoing examination and review, we are of the opinion that the Shares and the Interests have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares and the Interests are issued in accordance with the provisions of the Plans, the Shares will be validly issued, fully paid and nonassessable and the Interests will be validly issued.

         This opinion is rendered as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,




                                       VINSON & ELKINS L.L.P.